                                  EXHIBIT 3(ii)

                            April 13, 1995 Amendment
                           to Article III, Section 13
                       of the By-laws of IMRE Corporation




      "SECTION 13 - COMMITTEES:

            The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members such committees, and alternate members thereof, as they may deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board."

                             April 13, 1995 Amendment
                            to Article IV, Section 1(a)
                        of the By-laws of IMRE Corporation


     "SECTION 1 - NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE:

         (a) The officers of the Corporation shall consist of a Chief Executive Officer, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, a President and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person."

                            April 13, 1995 Amendment
                          to Article X, Sections 1-11
                   of the By-laws of the IMRE Corporation


                              "ARTICLE X - INDEMNITY

     SECTION 1 - GENERAL POWERS:

         (a) The Corporation may indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, derivative, administrative or investigative (a "proceeding") by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, or in any other capacity of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. The Corporation may indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         (b) The Corporation may, in its discretion, pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director, officer, employee or agent of the Corporation in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such director, officer, employee or agent to repay all amounts advanced if it should be ultimately determined that such director, officer, employee or agent is not entitled to be indemnified under this Article X or otherwise.

         (c) The Corporation may enter into contracts with any person who is or was a director, officer, employee or agent of the Corporation in furtherance of the provisions of this
         Article X and may create a trust fund, grant a security interest in property of the Corporation, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article X.

         SECTION 2 - DIRECTORS AND OFFICERS:

         The Corporation shall indemnify and hold harmless any person who is or was a director or officer of the Corporation, and pay all expenses in advance of a final disposition of a proceeding, to the full extent the Corporation is empowered.

         SECTION 3 - EMPLOYEES AND AGENTS:

         The Corporation may, by action of its Board of Directors from time to time, indemnify and hold harmless any person who is or was an employee or agent of the Corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the Corporation is empowered, or to a lesser extent which the Board of Directors may determine.

         SECTION 4 - CONTRACT RIGHTS:

         The rights to indemnification and payment of expenses in advance of final disposition of a proceeding conferred by or pursuant to this Article X shall be contract rights.

         SECTION 5 - CLAIMS:

         If a claim for indemnification or payment of expenses under this Article X is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days after a written claim therefor and the undertaking described in subsection 1(b) of this Article X has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         SECTION 6 - NON-EXCLUSIVITY OF RIGHTS:

         The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 7 - OTHER INDEMNIFICATION:

         The Corporation's obligation, if any, to indemnify any person by reason of the fact that he or she is or has been a director, officer, employee or agent of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, or in any other capacity of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be reduced by any amount such person may collect as indemnification from such other company, partnership, joint venture, trust or other enterprise.

         SECTION 8 - AMENDMENT OR REPEAL:

         Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         SECTION 9 - SAVINGS CLAUSE:

         If any provision of this Article X or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Article X, or the application of such provision to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

         SECTION 10 - DEFINITION OF "APPLICABLE LAW":

         For purposes of this Article X, "applicable law" shall at all times be construed as the applicable law in effect at the date indemnification may be sought, or the law in effect at the date of the action, omission or other event giving rise to the situation for which indemnification may be sought, whichever is selected by the person seeking indemnification. As of the date hereof, applicable law shall include Section 145 of the Delaware General Corporation Law, as amended.

         SECTION 11 - PERSONS SERVING OTHER ENTITIES:

         Any person who, while a director, officer, employee or agent of the Corporation, is or was serving as a director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation shall be deemed to be or have been so serving "at the request of the Corporation" for purposes of this Article X."

                            March 28, 1994 Amendment
                          to Article III, Section 3(c)
                       of the By-laws of IMRE Corporation

         "(c)    Notice of any regular meeting of the Board of Directors
shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, written, oral or any other mode of notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken.

         (d) Attendance of any director at any regular meeting shall constitute waiver of notice of such meeting, except when a director attends the regular meeting with the express purpose of objecting, at the beginning of the regular meeting, to the transaction of any business because the regular meeting is not lawfully called or convened."

                            March 28, 1994 Amendment
                            to Article III, Section 4
                       of the By-laws of IMRE Corporation

         "SECTION 4 - SPECIAL MEETINGS; NOTICE:

         (a) Special meetings of the Board of Directors may be called by or at the direction of the Chief Executive Officer or by any director, at such time and place as may be specified in the respective notices or waiver of notice thereof.

         (b) Except as otherwise required by statute, written, oral or any other mode of notice of the time and place of special meetings shall be given in sufficient time for the convenient assembly of the directors thereat. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

         (c) Attendance of any director at any special meeting shall constitute waiver of notice of such meeting, except when a director attends the special meeting with the express purpose of objecting, at the beginning of the special meeting, to the transaction of any business because the special meeting is not lawfully called or convened."

                                                Effective Date:  October 1, 1990

                                  BY-LAWS
                                    OF
                             IMRE CORPORATION

                            ARTICLE I - OFFICES

The office of the Corporation shall be located in the place determined by the Board of Directors. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                     ARTICLE II - MEETING OF SHAREHOLDERS

SECTION 1 - ANNUAL MEETINGS:

The annual meeting of the shareholders of the Corporation shall be held within six months after the close of the fiscal year of the Corporation for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

SECTION 2 - SPECIAL MEETINGS:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten percent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the General Corporation Law.

SECTION 3 - PLACE OF MEETINGS:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

SECTION 4 - NOTICE OF MEETINGS:

(a) Except as otherwise provided by statute, written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special

By-Laws of IMRE Corporation                                      Page 2 of 13
October 1, 1990


meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to statute, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

SECTION 5 - QUORUM:

(a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record one-third of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

By-Laws of IMRE Corporation                                      Page 3 of 13
October 1, 1990


SECTION 6 - VOTING:

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.


                        ARTICLE III - BOARD OF DIRECTORS

SECTION 1 - NUMBER, ELECTION AND TERM OF OFFICE:

(a) The number of the directors of the Corporation shall be not less than three (3) nor more than nine (9) as determined from time to time by a majority of the Board of Directors.

(b) Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by

By-Laws of IMRE Corporation                                      Page 4 of 13
October 1, 1990


the holders of shares, present in person or by proxy, entitled to vote in the election.

(c) There shall be a classified Board of Directors composed of three classes. The term of director(s) in each class shall be three years. The terms of each of the three classes shall be staggered so that the election of directors in only one class occurs in any given year.


SECTION 2 - DUTIES AND POWERS:

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders.


SECTION 3 - ANNUAL AND REGULAR MEETINGS; NOTICE:

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

SECTION 4 - SPECIAL MEETINGS; NOTICE:

(a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

By-Laws of IMRE Corporation                                      Page 5 of 13
October 1, 1990


(b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meetings is to be held. A notice, or waiver of notice, except as required by Section 8 of this
Article III, need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.


SECTION 5 - CHAIRMAN:

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the directors shall preside.


SECTION 6 - QUORUM AND ADJOURNMENTS:

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.


SECTION 7 - MANNER OF ACTING:

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-Laws, the action of a majority of the

By-Laws of IMRE Corporation                                      Page 6 of 13
October 1, 1990


directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.


SECTION 8 - VACANCIES:

Any vacancy in the Board of Directors, occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.


SECTION 9 - RESIGNATION:

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.


SECTION 10 - REMOVAL:

Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.


SECTION 11 - SALARY:

No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any

By-Laws of IMRE Corporation                                      Page 7 of 13
October 1, 1990


director from serving the Corporation in any other capacity and receiving compensation therefor.


SECTION 12 - CONTRACTS:

(a) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.


SECTION 13 - COMMITTEES:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.


                            ARTICLE IV - OFFICERS

SECTION 1 - NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE:

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a

By-Laws of IMRE Corporation                                      Page 8 of 13
October 1, 1990


Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.


SECTION 2 - RESIGNATION:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.


SECTION 3 - REMOVAL:

Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.


SECTION 4 - VACANCIES:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.


SECTION 5 - DUTIES OF OFFICERS:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws, or may from time to

By-Laws of IMRE Corporation                                      Page 9 of 13
October 1, 1990


time be specifically conferred or imposed by the Board of Directors.


SECTION 6 - SURETIES AND BONDS:

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.


SECTION 7 - SHARES OF OTHER CORPORATIONS:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.


                            ARTICLE V - SHARES OF STOCK

SECTION 1 - CERTIFICATE OF STOCK:

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the

By-Laws of IMRE Corporation                                      Page 10 of 13
October 1, 1990


payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.


SECTION 2 - LOST OR DESTROYED CERTIFICATES:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.


SECTION 3 - TRANSFERS OF SHARES:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment to transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall

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By-Laws of IMRE Corporation                                      Page 11 of 13
October 1, 1990


have express or other notice thereof, except as otherwise expressly provided by law.


SECTION 4 - RECORD DATE:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.



                          ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.



                         ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.



                       ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.


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By-Laws of IMRE Corporation                                      Page 12 of 13
October 1, 1990


                         ARTICLE IX - AMENDMENTS

SECTION 1 - BY SHAREHOLDERS:

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

SECTION 2 - BY DIRECTORS:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this
Article IX above provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.



                              ARTICLE X - INDEMNITY

(a) Any person made party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or


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By-Laws of IMRE Corporation                                      Page 13 of 13
October 1, 1990


employee is liable for negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except, that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

         The undersigned Secretary of the Corporation certifies that the foregoing By-Laws are the true and correct by-laws of the Corporation as of this date.

Dated:_________________________________



                                      ___________________________________
                                                 Secretary